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                                                                   EXHIBIT 99.1
PROXY

                     THE PHOENIX RESOURCE COMPANIES, INC.

         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ______________, 1996

     The undersigned hereby (a) acknowledges receipt of the Notice of Special Meeting of Stockholders of The Phoenix Resource Companies, Inc. (the "Company") to be held on __________________, 1996 and the Proxy Statement/Prospectus in connection therewith, each dated ________________, 1996; (b) appoints George D. Lawrence Jr. and Patricia J. Murano, or either of them, each with the power to appoint a substitute, as Proxies of the undersigned; (c) authorizes the Proxies to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on ______________, 1996 at such special meeting and at any adjournment(s) thereof; and (d) revokes any proxies heretofore given.

                 (Continued and to be signed on reverse side)

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                                                            FOR    AGAINST   ABSTAIN
1. Approval of the Agreement and Plan of Merger dated      /  /     /  /      /  /          2. In their discretion, the Proxies are
   March 27, 1996, among the Company, Apache                                                   authorized to vote upon such other
   Corporation and YPY Acquisitions, Inc., as more                                             matters as may properly come before
   fully described in the Proxy Statement/Prospectus                                           the meeting or any adjournment(s)
   (the "Merger Agreement").                                                                   or postponement(s) thereof.

                                                                                      THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF
                                                                                      NO SPECIFICATION IS INDICATED, THIS PROXY
                                                                                      WILL BE VOTED FOR APPROVAL OF THE MERGER
                                                                                      AGREEMENT AND, IN THE DISCRETION OF THE
                                                                                      PROXIES, ON ANY OTHER BUSINESS.

                                                                                      This proxy revokes all prior proxies with
                                                                                      respect to the shares of the undersigned.

                                                                                      Dated ________________________________, 1996

                                                                                      ____________________________________________

                                                                                      ____________________________________________
                                                                                                     Signature(s)

                                                                                      Please sign your name above exactly as it
                                                                                      appears on your stock certificate, date and
                                                                                      return promptly. When signing on behalf of a
                                                                                      corporation, partnership, estate, trust or in
                                                                                      any other representative capacity, please
                                                                                      sign name and title. For joint accounts, each
                                                                                      joint owner must sign.

                                                                                      IMPORTANT--Please sign, date and mail this
                                                                                      proxy promptly in the enclosed envelope,
                                                                                      which requires no postage if mailed in the
                                                                                      United States or Canada.

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